Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

II-VI Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, no par value	457(f)	733,644 shares (1)	N/A	$36,831,338.37 (2)	0.0000927	$3,414.27
Fees Previously Paid	Equity	Common Stock, no par value	457(f)	22,266,356	N/A	$6,488,195,636.13	0.0001091	$707,862.15
	Total Offering Amounts					$6,525,026,974.5		$711,276.42
	Total Fees Previously Paid							$707,862.15
	Total Fee Offsets							—
	Net Fee Due							$3,414.27

(1)

Represents the maximum number of additional shares of common stock, no par value (“II-VI Common Stock”) of II-VI Incorporated (the “Registrant”) estimated to be issuable upon the completion of the merger transaction described herein. The Registrant has previously registered 22,266,356 shares of II-VI Common Stock pursuant to the registration statement on Form S-4 (Registration No. 333-255547), which was declared effective on May 6, 2021 (the “Prior Registration Statement”). The Registrant now anticipates that up to 23,000,000 shares of II-VI Common Stock may be issued in the merger transaction.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) promulgated thereunder. The aggregate offering price is (a) the product of (x) the average of the high and low prices of Coherent, Inc. common stock as reported on the Nasdaq Global Select Market on May 23, 2022 ($265.685) multiplied by (y) the maximum number of additional shares of Coherent, Inc. common stock to be converted in the merger (806,202 shares), less (b) the estimated aggregate amount of additional cash to be paid by the Registrant as merger consideration.

Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A